Exhibit 4.29

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OF THE PUBLIC OFFERING OF THE COMPANY’S SECURITIES PURSUANT TO REGISTRATION STATEMENT NO.: 333-223032 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(g)(2).

UNIT PURCHASE WARRANT

FOR THE PURCHASE OF

[  ] UNITS

OF

AMEDICA CORPORATION

[  ], 2018

1. Purchase Warrant. This Unit Purchase Warrant (the “Purchase Warrant”) certifies that, for value received, Maxim Partners LLC or its permitted assigns (“Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, on any time on or after the date that is 180 days after the effective date of the registration statement (the “Effective Date” or “Commencement Date”) and on or prior to the close of business on the fifth (5th) anniversary of the Commencement Date (the “Expiration Date”) but not thereafter, to subscribe for and purchase from Amedica Corporation (“Company”), in whole or in part, up to [  ] ([  ]) units (“Units”) of the Company, each Unit consisting of one share of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and [        ] ([  ]) warrants (“Warrant(s)”) to purchase one share of common stock, par value $0.01 per share (the “Common Stock”). The Units will not be issued or certificated. Each share of Series B Preferred Stock will have the same preferences, rights and designations as those shares issued to the purchasers in that certain public follow-on offering that initially closed on [  ], 2018 (the “Offering”) and as set forth in the Certificate of Designations of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on [  ], 2018 (the “Certificate of Designation”). Each Warrant will be the same as the warrants issued in the Offering. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised until the close of the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Warrant. This Purchase Warrant is initially exercisable at $1,100 per Unit; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Unit and the number of Units (such shares of Series B Preferred Stock and Warrants to be delivered upon exercise of this Purchase Warrant, the “Delivered Securities”) to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Units being purchased payable in cash or by certified check or official bank check (or cashless in accordance with Section 2.3 below). If the Purchase Warrant is not exercised at or before 5:00 p.m., New York City local time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Intentionally Omitted.

2.3 Cashless Exercise.

2.3.1 Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Purchase Warrant is exercisable (and in lieu of being entitled to receive shares of Series B Preferred Stock and Warrants) in the manner required by Section 2.1, and subject to Section 6.1 hereof, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Warrant into Units (“Cashless Exercise Right”) as follows: upon exercise of the Cashless Exercise Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units (in the form of the Delivered Securities) equal to the number of Units to be exercised multiplied by the quotient obtained by dividing (x) the “Value” (as defined below) of the portion of the Purchase Warrant being converted by (y) the Current Market Value (as defined below). The “Value” of the portion of the Purchase Warrant being converted shall equal the remainder derived from subtracting (a) the Exercise Price from (b) the Current Market Value of a Unit. As used herein, the term “Current Market Value” per Unit at any date means: (A) in the event that the Common Stock is trading on any of the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the New York Stock Exchange, OTCQB or OTCQX (each a “Trading Market”), the aggregate of (i) the product of (x) the Current Market Price of the Common Stock and (y) the number of shares of Common Stock underlying one share of Series B Preferred Stock included in the Units plus (ii) the remainder derived from subtracting (x) the exercise price of the Warrants multiplied by the number of shares of Common Stock issuable upon exercise of one of the Warrants underlying one Unit from (y) the product of (aa) the Current Market Price of the Common Stock multiplied by (bb) the number of shares of Common Stock underlying the Warrants included in each such Unit; or (B) in the event that Company’s Common Stock is not trading on a Trading Market, the aggregate of (i) the product of (x) the Current Market Price of the Series B Preferred Stock and (y) the number of shares of Series B Preferred Stock underlying one Unit plus the aggregate of (ii) the product of (x) the Current Market Price of the Warrants and (y) the number of the Warrants included in one Unit. The “Current Market Price” shall mean (i) if the applicable security to which the definition relates is listed on a national securities exchange or quoted on the OTC Bulletin Board (or successor exchange), the last reported sale price of such security in the principal trading market as reported by the exchange, Nasdaq or FINRA, as the case may be, for the trading day preceding the date in question; (ii) if the security is not listed on a national securities exchange or quoted on the OTC Bulletin Board (or successor exchange), but is traded in the residual over-the-counter market, the last reported sale price for the security on for the trading day preceding the date in question for which such quotations are reported by the Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the securities cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith. In the event the Warrants have expired and are no longer exercisable, no “Value” shall be attributed to the Warrants underlying this Purchase Warrant.

2.3.2 Mechanics of Cashless Exercise. The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Purchase Warrant with the duly executed exercise form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Units the Holder will purchase pursuant to such Cashless Exercise Right.

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant, by its acceptance hereof, agrees that in compliance with FINRA Rule 5110(g) it will not sell, transfer, assign, pledge or hypothecate this Purchase Warrant (or the Delivered Securities) for a period of 180 days following the Effective Date to anyone other than (i) an underwriter or selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of any such underwriter or selected dealer. On and after the 181st day following the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

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4. New Purchase Warrants to be Issued.

4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price (except to the extent that the Holder elects to exercise this Purchase Warrant by means of a cashless exercise as provided in Section 2.3 above) and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Registration Rights.

5.1 Demand Registration.

5.1.1 Grant of Right. The Company, upon written demand (“Initial Demand Notice”) of the Holder(s) of at least 51% of the Purchase Warrants and/or the Delivered Securities (“Majority Holders”), agrees to use its best efforts to register (the “Demand Registration”) under the Act on one occasion, all or any portion of the shares of Common Stock issued or issuable upon conversion or exercise, as the case may be, of the Delivered Securities requested by the Majority Holders in the Initial Demand Notice (collectively, the “Registrable Securities”). On such occasion, the Company will use its best efforts to file a registration statement covering the Registrable Securities within sixty days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement declared effective as soon as possible thereafter. The demand for registration may be made at any time during which the majority Holder holds any of the Delivered Securities or Registrable Securities. The Initial Demand Notice shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of the Purchase Warrants, Delivered Securities and/or Registrable Securities of the demand within ten days from the date of the receipt of any such Initial Demand Notice. Each holder of Purchase Warrants, Delivered Securities or Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration. The Company shall not be obligated to effect more than one (1) Demand Registration under this Section 5.1 in respect of all Registrable Securities during the five year period after the Effective Date.

5.1.2 Effective Registration. A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Purchase Warrant agreement with respect thereto.

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5.1.3 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities, but the Holders shall pay any and all underwriting commissions. The Company agrees to use its reasonable best efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of Common Stock of the Company. The Company shall use its best efforts to cause any registration statement filed pursuant to the demand rights granted under Section 5.1.1 to remain effective until all Registrable Securities are sold.

5.2 Piggy-Back Registration and Other Rights.

5.2.1 Piggy-Back Rights. If at any time during the five year period after the Effective Date in which the Purchase Warrants, Delivered Securities or Registrable Securities are outstanding, the Company proposes to file a registration statement under the Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 5.1), other than a registration statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, or (iii) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Purchase Warrants, Delivered Securities or Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Purchase Warrants, Delivered Securities and Registrable Securities in such notice the opportunity to register the sale of such number of shares of Common Stock issued or issuable upon conversion or exercise, as the case may be, of the Delivered Securities held by such holder (the “Piggy-Back Registrable Securities”), as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Piggy-Back Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Piggy-Back Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Piggy-Back Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Piggy-Back Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

5.2.2 Reduction of Offering. If the managing underwriter or underwriters for a Demand Registration or Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Purchase Warrant, Delivered Securities or Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities and Piggy-Back Registrable Securities hereunder, the Registrable Securities and Piggy-Back Registrable Securities as to which registration has been requested under this Section 5.2, and the Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (A) first, the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, subject to the requirements of registration rights granted by the Company prior to the date hereof, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), up to the amount of shares of Common Stock or other securities that can be sold without exceeding the Maximum Number of Shares, on a pro rata basis, from (i) Piggy-Back Registrable Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders and (ii) the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons ;

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(b) If the registration is a Demand Registration undertaken at the demand of holders of Registrable Securities, subject to the requirements of registration rights granted by the Company prior to the date hereof, (A) first, the Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities comprised of Piggy-Back Registrable Securities, pro rata, as to which registration has been requested pursuant to the terms hereof that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

5.2.3 Withdrawal. Any holder of Piggy-Back Registrable Securities may elect to withdraw such holder’s request for inclusion of such Piggy-Back Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Piggy-Back Registrable Securities in connection with such Piggy-Back Registration as provided in Section 5.2.4.

5.2.4 Terms. The Company shall bear all fees and expenses attendant to registering the Piggy-Back Registrable Securities, including the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Piggy-Back Registrable Securities but the Holders shall pay any and all underwriting commissions related to the Piggy-Back Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Piggy-Back Registrable Securities with not less than fifteen days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Purchase Warrant is exercisable) by the Company until such time as all of the Piggy-Back Registrable Securities have been registered and sold. The Holders of the Piggy-Back Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall use its best efforts to cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine months from the date that the Holders of the Piggy-Back Registrable Securities are first given the opportunity to sell all of such securities.

5.3 General Terms. These additional terms shall relate to registration under Sections 5.1 and 5.2 above:

5.3.1 Indemnification. The Company shall, to the fullest extent permitted by applicable law, indemnify the Holder(s) of the Registrable Securities and/or Piggy-Back Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the underwriter and the Company or between the underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement. The Holder(s) of the Registrable Securities and/or Piggy-Back Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement.

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5.3.2 Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrants or convert or exercise its Series B Preferred Stock or Warrants underlying such Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.3.3 Documents Delivered to Holders. The Company shall furnish the initial Holder a signed counterpart, addressed to the initial Holder, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) if such registration statement is filed in connection of an underwritten public offering, a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities.

5.3.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by either (i) any Holders whose Registrable Securities are being registered pursuant to this Section 5, which managing underwriter shall be reasonably acceptable to the Company or (ii) the Company, if only Piggy-Back Registrable Securities are being registered pursuant to this Section 5. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and/or Piggy-Back Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution. Such Holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 5. Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities and/or Piggy-Back Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and/or Piggy-Back Registrable Securities.

5.3.5 Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities and/or Piggy-Back Registrable Securities pursuant to the registration statement covering such Registrable Securities and/or Piggy-Back Registrable Securities until such Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities and/or Piggy-Back Registrable Securities current at the time of receipt of such notice. Immediately after discovering of such an event which causes the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Company shall prepare and file, as soon as practicable, a supplement or amendment to the prospectus so that such registration statement does not include any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and distribute such supplement or amendment to each Holder.

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6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Warrant shall be subject to adjustment from time to time in the same manner as public holders of such securities and as hereinafter set forth:

6.1.1 Share Dividends, Split-Ups, Stock Splits. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Series B Preferred Stock is increased by a share dividend payable in shares of Series B Preferred Stock or by a split-up or stock split of Series B Preferred Stock or other similar event, then, on the effective date thereof, the number of shares of Series B Preferred Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares and the Exercise Price of this Purchase Warrant shall be adjusted proportionately such that the aggregate Exercise Price of this Purchase Warrant shall remain unchanged. If after the date hereof, the number of outstanding shares of Common Stock is increased by a share dividend payable in shares of Common Stock or by a split-up or stock split of Common Stock or other similar event, then, on the effective date thereof, (i) the number of shares of Common Stock, and the conversion price applicable thereto, underlying the Series B Preferred Stock underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Certificate of Designation and (ii) the number of shares of common stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding shares of Series B Preferred Stock is decreased by a consolidation, combination or reclassification of Series B Preferred Stock, reverse stock split, or other similar event, then, on the effective date thereof, the number of shares of Series B Preferred Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares and the Exercise Price of this Purchase Warrant shall be adjusted proportionately such that the aggregate Exercise Price of this Purchase Warrant shall remain unchanged. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of Common Stock, reverse stock split, or other similar event, then, on the effective date thereof, (i) the number of shares of Common Stock, and the conversion price applicable thereto, underlying the Series B Preferred Stock underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Certificate of Designation and the number of shares of Common Stock and (ii) the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

6.1.3 Subsequent Equity Sales.

6.1.3.1 If the Company or any subsidiary thereof, as applicable, at any time while this Purchase Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any other securities of the Company or the subsidiaries that would cause an adjustment to either or both of the shares of Series B Preferred Stock and Warrants if such securities were issued to the Holder at the time of the such issuance (collectively, a “Dilutive Issuance”), then, upon exercise of this Purchase Warrant, the Holder shall receive shares of Series B Preferred Stock and Warrants as adjusted for the Dilutive Issuance. .

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6.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Series B Preferred Stock or Common Stock other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Series B Preferred Stock or Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Series B Preferred Stock or Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Warrant and conversion of the underlying Series B Preferred Stock and exercise of the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in Series B Preferred Stock or Common Stock covered by Section 6.1.1 6.1.2 or 6.1.3, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

6.1.5 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Warrants initially issued pursuant to this Purchase Warrant agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer giving effect to the exercise of this Purchase Warrant and the conversion of the underlying Series B Preferred Stock and exercise of the underlying Warrants. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Series B Preferred Stock or Warrants upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Series B Preferred Stock, Warrants, shares of Common Stock, if applicable, or other securities, properties or rights.

7. Redemption of Series B Preferred Stock.

7.1 Notice of Optional Redemption. On the date on which the Company sends an Optional Redemption Notice (as defined in the Certificate of Designation) to the holders of the Series B Preferred Stock, the Company shall also send a copy of such notice to the Holders of this Purchase Warrant.

7.2 Exercise. On or prior to the Optional Redemption Date (as defined in the Certificate of Designation), the Holder shall have the option to exercise this Purchase Warrant and receive the Warrants and the Series B Preferred Stock, which such Series B Preferred Stock shall also be redeemed on the Optional Redemption Date for the Optional Redemption Amount (as defined in the Certificate of Designation). If any of the Equity Conditions (as defined in the Certificate of Designation) shall cease to be satisfied at any time during the 30 Trading Day (as defined in the Certificate of Designation) period, then a Holder shall have the right to withdraw the exercise of this Purchase Warrant and such exercise of this Purchase Warrant shall be null and void, ab initio.

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7.3 Exercise Directly into Common Stock. If following such time that the Company redeemed all shares of Series B Preferred or all shares of Series B Preferred Stock have been converted the Holder continues to hold this Purchase Warrant, notwithstanding anything to the contrary contained herein, upon exercise of this Purchase Warrant in accordance with Section 2, instead of receiving the Units, the Holder shall receive units to purchase the Warrants and such number of shares of Common Stock that such Holder would have received if such Holder exercised this Purchase Warrant immediately prior to the redemption or exercise of the last share of Series B Preferred Stock outstanding and then exercised such number of shares of Series B Preferred Stock underlying this Purchase Warrant.

8. Reservation. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock and Common Stock (solely for the purpose of issuance upon conversion of the Series B Preferred Stock and/or exercise of the Warrants underlying the Purchase Warrant) such number of shares of Series B Preferred Stock and Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, all shares of Series B Preferred Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon conversion of the Series B Preferred Stock and exercise of the Warrants underlying the Purchase Warrants and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

9. Certain Notice Requirements.

9.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 9.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

9.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 9 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of the Company or securities convertible into or exchangeable for shares of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed, or (iv) at any time the Company provides notice to the holders of Series B Preferred Stock or Warrants.

9.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President and Chief Financial Officer.

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9.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

Attention: Dave O’Brien

10. Miscellaneous.

10.1 Amendments. This Purchase Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

10.3 Severability. Wherever possible, each provision of this Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Purchase Warrant.

10.4 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

10.6 Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Purchase Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Purchase Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Purchase Warrant), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Purchase Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Purchase Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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10.7 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach or non-compliance.

10.8 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

10.9 Successors and Assigns. Subject to applicable securities laws, this Purchase Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Purchase Warrant are intended to be for the benefit of any Holder from time to time of this Purchase Warrant and shall be enforceable by the Holder or holder of the Delivered Securities.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of ___________, 2018.

AMEDICA CORPORATION

By:
Name:
Title:

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Form to be used to exercise Purchase Warrant:

Amedica Corporation

[

]

Fax No.: [__]

Attn.:

Date:_________________, 20___

The undersigned hereby elects irrevocably to exercise all or a portion of the within Purchase Warrant and to purchase ____ Units of Amedica Corporation and hereby makes payment of $____________ (at the rate of $[  ] per Unit) in payment of the Exercise Price pursuant thereto. Please issue the securities as to which this Purchase Warrant is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to convert its right to purchase _________ Units purchasable under the within Purchase Warrant by surrender of the unexercised portion of the attached Purchase Warrant (with a “Value” based of $_______ based on a “Market Price” of $_______). Please issue the securities comprising the Units as to which this Purchase Warrant is exercised in accordance with the instructions given below.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Purchase Warrant in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name

(Print in Block Letters)

Address

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Form to be used to assign Purchase Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,______________________________________________ does hereby sell, assign and transfer unto___________________________________________ the right to purchase __________ Units of Amedica Corporation (“Company”) evidenced by the within Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: ___________________, 20__

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Purchase Warrant in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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